SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004 (September 24, 2004)

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Capital Lease Funding, Inc. (the “Company”) is amending its Report on Form 8-K, filed with the Securities and Exchange Commission on September 30, 2004 to update and file the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The following pro forma financial information is filed as part of this report.

(b) Pro forma financial information

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004; and

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

On September 24, 2004, our subsidiary, Caplease, LP, originated a long-term credit tenant loan in the amount of approximately $48.3 million to Elston Development L.L.C. (“Elston”), an unaffiliated third party. The loan is cross-collateralized and cross-defaulted with a second long-term credit tenant loan made by Caplease, LP to Elston in the amount of approximately $13.0 million on August 4, 2004. Collectively, these two loans are referred to herein as the Loans.

The unaudited pro forma condensed consolidated statements of operations of Capital Lease Funding, Inc. (the “Company”) for the year ended December 31, 2003 and the nine months ended September 30, 2004 assume the Company’s funding of the Loans occurred on January 1, 2003. The pro forma condensed consolidated statements of operations do not purport to represent what our results of operations would have been if the Loans had been funded as of the dates indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated income statements should be read in conjunction with our 2003 historical financial statements included in the final prospectus for our initial public offering (filed with the SEC on March 19, 2004) and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

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Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments			Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$7,317	$4,103	(a	)	$11,420
Gain on sales of mortgage loans and securities	11,652	–			11,652
Other revenue	151	–			151
Total revenues	19,120	4,103			23,223
Expenses:
Interest expense	1,219	–			1,219
Interest expense to affiliates	838	1,501	(b	)	2,339
Loss on derivatives and short sales of securities	3,129	–			3,129
General and administrative expenses	7,187				7,187
Loan processing expenses	114	–			114
Total expenses	12,487	1,501			13,988
Net income	$6,633	$2,602			$9,235
Pro forma earnings per share (unaudited):
Net income per share, basic and diluted	$1.61				$2.25
Weighted average number of shares outstanding, basic and diluted	4,108				4,108

See notes to the pro forma condensed consolidated financial statements.

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Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2004
(Unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments			Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$8,507	$2,865	(a	)	$11,372
Gain on sales of mortgage loans and securities	229	–			229
Rental revenue	903	–			903
Other revenue	142	–			142
Total revenues	9,781	2,865			12,646
Expenses:
Interest expense	427	–			427
Interest expense to affiliates	449	1,105	(b	)	1,554
Loss on derivatives and short sales of securities	724	–			724
General and administrative expenses	6,062	–			6,062
General and administrative expenses-stock based compensation	3,500	–			3,500
Depreciation and amortization expense on real property	240				240
Loan processing expenses	121	–			121
Total expenses	11,523	1,105			12,628
Net (loss) income	$(1,742)	$1,760			$18
Pro forma earnings per share (unaudited):
Net loss per share, basic and diluted	$(0.09)				$0.00
Weighted average number of shares outstanding, basic and diluted	20,323				20,323

See notes to the pro forma condensed consolidated financial statements.

Capital Lease Funding, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the funding of two loans (the “Loans”) to Elston Development L.L.C., an unaffiliated third party, by Capital Lease Funding, Inc.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 presents the historical operations of the Company, and the pro forma adjustments to reflect the impact of the income and expenses associated with the Loans, as if the transactions had occurred on January 1, 2003.

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2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

(a)	Adjustment required for the pro forma interest income from the Loans. This adjustment is net of $183 of interest income that is included in the statement of operations for the nine months ended September 30, 2004 related to the Loans.

(b)	Adjustment required to reflect the interest expense on the short-term financing of these Loans in the Company’s credit facility with Wachovia Bank, NA. The pro forma adjustments assume a constant financing rate of 2.79% (the interest rate in effect on the Company’s credit facility with Wachovia during September 2004), at an average advance rate of approximately 88% against the outstanding face amounts of the Loans. This adjustment is net of $14 of interest expense that is included in the statement of operations for the nine months ended September 30, 2004 related to the Loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ SHAWN P. SEALE
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

DATE: December 2, 2004

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